Exhibit 99.1

For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Corporation Reports Second Quarter 2013 Results

Milford, Massachusetts, July 23, 2013 - Waters Corporation (NYSE/WAT) reported today second quarter 2013 sales of $451 million, flat with sales of $451 million in the second quarter of 2012. Foreign currency translation decreased sales growth by 2%. On a GAAP basis, earnings per diluted share (E.P.S.) for the second quarter were $1.03, compared to $1.09 for the second quarter in 2012. On a non-GAAP basis, E.P.S. were down 8% to $1.08 in the second quarter of 2013 from $1.17 in the second quarter of 2012. A reconciliation of GAAP to non-GAAP E.P.S. is attached.

Through the first six months of 2013, sales for the Company were $881 million, up 1% compared with sales of $872 million in the first six months of 2012. Foreign currency translation decreased sales growth during the first half of 2013 by 3%. On a GAAP basis, E.P.S. for the first six months of 2013 were $2.42 compared to $2.08 for the comparable period in 2012. On a non-GAAP basis and including adjustments on the attached reconciliation, E.P.S were down 1% to $2.15 in the first six months of 2013 from $2.17 in 2012.

Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “A late-quarter unexpected slowdown in instrument system orders offset strong recurring revenue growth and contributed to an overall disappointing performance in the second quarter. We believe that underlying demand for instrument systems is, in fact, stronger than indicated by our weak sales growth in the quarter, as order delays and a meaningful backlog build combined in late June to negatively affect our sales and earnings.”

As communicated in a prior press release, Waters Corporation will webcast its second quarter 2013 financial results conference call this morning, July 23, 2013 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investors” and click on the Live Webcast. A replay of the call will be available through July 30, 2013, similarly by webcast and also by phone at 203-369-0390.

About Waters Corporation:

For over 50 years, Waters Corporation (NYSE/WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.

Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.

With revenue of $1.84 billion in 2012, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2012 and Form 10-Q for the period ended March 30, 2013 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	June 29, 2013	December 31, 2012

Cash, cash equivalents and investments	1,649,722	1,539,025
Accounts receivable	365,222	404,556
Inventories	242,641	229,565
Other current assets	86,693	84,580
Total current assets	2,344,278	2,257,726

Property, plant and equipment, net	295,741	273,279
Other assets	645,510	637,145
Total assets	3,285,529	3,168,150

Notes payable and debt	132,909	132,781
Accounts payable and accrued expenses	342,044	371,461
Total current liabilities	474,953	504,242

Long-term debt	1,135,000	1,045,000
Other long-term liabilities	155,464	151,551
Total liabilities	1,765,417	1,700,793

Total equity	1,520,112	1,467,357
Total liabilities and equity	3,285,529	3,168,150

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Net sales	$451,115	$451,465	$881,453	$871,923
Cost of sales	188,329	179,259	362,897	346,549

Gross profit	262,786	272,206	518,556	525,374

Selling and administrative expenses	123,062	122,682	241,722	239,801
Research and development expenses	24,650	23,943	49,962	47,290
Purchased intangibles amortization	2,382	2,458	4,775	4,943
Litigation provisions	—	3,000	—	3,000

Operating income	112,692	120,123	222,097	230,340

Other expense, net	(1,575)	—	(1,575)	—
Interest expense, net	(6,401)	(5,847)	(12,399)	(11,569)

Income from operations before income taxes	104,716	114,276	208,123	218,771

Provision for income tax expense (benefit)	15,402	16,552	(2,250)	32,381

Net income	$89,314	$97,724	$210,373	$186,390

Net income per basic common share	$1.04	$1.11	$2.45	$2.10

Weighted-average number of basic common shares	85,482	88,317	85,814	88,650

Net income per diluted common share	$1.03	$1.09	$2.42	$2.08

Weighted-average number of diluted common shares and equivalents	86,576	89,381	86,950	89,823

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2013 and 2012 adjusted amounts presented below are used by the management of the Company to measure operating performance with prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). The Company believes that the use of Non-GAAP measures, such as Non-GAAP Earnings Per Share (EPS) and Non-GAAP Operating Income, help management and investors gain a better understanding of our core operating results and future trends, and is consistent with how management measures compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the following items:

•	Purchased Intangibles Amortization and Step-Up Expenses were excluded to allow for comparisons of operating results that are consistent over periods of time.

•

Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-Time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and complete acquisitions are infrequent or unusual and are not indicative of normal operating costs.

•	Litigation Provisions and Non-Income Tax Audit Settlement Provisions were excluded as these costs are isolated, unpredictable and not expected to recur regularly.

•

Infrequent Income Tax Items were excluded as these costs and benefits are typically the result of audit examination settlements, updates in management’s assessment of ongoing examinations or other unusual tax items and are not indicative of the Company’s normal or future income tax expense.

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

GAAP Gross Profit	$262,786	$272,206	$518,556	$525,374
Asset Impairments	—	1,903	—	1,903

Adjusted Non-GAAP Gross Profit	$262,786	$274,109	$518,556	$527,277

GAAP Selling and Administrative Expenses (including Purchased Intangibles Amortization, Litigation Provisions and Other Expense, Net)	$(125,444)	$(128,140)	$(246,497)	$(247,744)
Purchased Intangibles Amortization & Step-Up Expenses	2,382	2,590	4,821	5,207
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	2,911	2,126	3,938	2,505
Litigation Provisions	—	3,000	—	3,000
Non-Income Tax Audit Settlement Provisions	—	484	—	484

Adjusted Non-GAAP Selling & Administrative Expenses	$(120,151)	$(119,940)	$(237,738)	$(236,548)

GAAP Operating Income	$112,692	$120,123	$222,097	$230,340
Purchased Intangibles Amortization & Step-Up Expenses	2,382	2,590	4,821	5,207
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	2,911	4,029	3,938	4,408
Litigation Provisions	—	3,000	—	3,000
Non-Income Tax Audit Settlement Provisions	—	484	—	484

Adjusted Non-GAAP Operating Income	$117,985	$130,226	$230,856	$243,439

GAAP Provision for Income Tax (Expense) Benefit	$(15,402)	$(16,552)	$2,250	$(32,381)
Purchased Intangibles Amortization & Step-Up Expenses	(686)	(814)	(1,392)	(1,653)
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	(1,035)	(1,402)	(1,397)	(1,658)
Litigation Provisions	—	(1,125)	—	(1,125)
Non-Income Tax Audit Settlement Provisions	—	(182)	—	(182)
Infrequent Income Tax Items	659	—	(29,381)	—

Adjusted Non-GAAP Provision for Income Tax Expense	$(16,464)	$(20,075)	$(29,920)	$(36,999)

GAAP Net Income	$89,314	$97,724	$210,373	$186,390
Purchased Intangibles Amortization & Step-Up Expenses	1,696	1,776	3,429	3,554
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	1,876	2,627	2,541	2,750
Litigation Provisions	—	1,875	—	1,875
Non-Income Tax Audit Settlement Provisions	—	302	—	302
Infrequent Income Tax Items	659	—	(29,381)	—

Adjusted Non-GAAP Net Income	$93,545	$104,304	$186,962	$194,871

GAAP EPS	$1.03	$1.09	$2.42	$2.08
Purchased Intangibles Amortization & Step-Up Expenses	0.02	0.02	0.04	0.04
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	0.02	0.03	0.03	0.03
Litigation Provisions	—	0.02	—	0.02
Non-Income Tax Audit Settlement Provisions	—	0.00	—	0.00
Infrequent Income Tax Items	0.01	—	(0.34)	—

Adjusted Non-GAAP EPS	$1.08	$1.17	$2.15	$2.17